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                                                               EXHIBIT 10.40
                                                         (Translated from German
                                                                to English)

                         FRAMEWORK OPERATOR AGREEMENT

between                      Novotel Hotelbetriebs GmbH
                             Ungsteinerstrasse 33
                             81539 Munich


for                          all Novotels in Germany
                             pursuant to Annex

                             hereinafter referred to as "Hotel"

and                          Prodac GmbH
                             Max-Planck-Strasse 38
                             50858 Cologne

                             hereinafter referred to as "Prodac"


                              (S) 1 FUNDAMENTALS

This agreement governs the cooperation of the parties to the agreement for the equipping of the Hotel with up-to-date audiovisual information and entertainment technology.

The parties to the agreement assume a relationship based on trust. Prodac shall provide continuous information concerning the most recent state of the art.

Prodac shall install in the Hotel without charge a hotel video communication system for paid channels.

For this Prodac shall install in each guest room in the television set a fee recording unit by means of which the hotel guest can choose among the free general television channels offered and the paid channels.

Within the framework of the operator agreement Prodac shall deliver or install the following components per Hotel:

- A pay-TV center in 8-player operation for the transmission of 8 top films per day
-    A radio center to receive and convert 3 channels
-    A personal welcome
-    Message transmission
-    Billing view
-    Quick check out
-    Multilingual system - German, English
- VT infochannel for airline data, stock exchange, restaurant, leisure offerings, etc.
-    Hotel channel for hotel and/or city film (the Hotel provides the film)
-    Childproofing through password and through reception
-    Guest-controlled remote controls
-    Separate statement for the hotel guest
-    Monthly changing movie program


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[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 2

-    1 TV set for the Hotel lobby
-    Video games (see Annex to the agreement)
-    Feed of a children's TV channel (if receivable at the location)

Moreover, Prodac provides
-    Advertising (see Annex)

The valid proof of the components delivered is the acceptance protocol.

                              (S) 2 VIDEO PROGRAM

Prodac shall offer Novotel the following programs:

Channel 1
2 German-language feature films

Channel 2
2 erotic films in the German/English language, Hard-Core Non-Stop

Channel 3
2 English/French language feature films

Channel 4
2 erotic films in the German/English language, Hard-Core Non-Stop

The program package shall be changed monthly. The return shipment of the movies shall take place quarterly by mail only. For each unreturned cassette, Prodac shall charge DM10.00. Alternatively, the Hotel shall pledge delivery of a written oath to destroy the cassettes.

The Hotel shall bill the guests according to the printout of the central computer for connection to all paid channels at DM[***]. Within a period of 24 hours, beginning at 12 noon through 12 noon of the next day, the connections to the program of the Hotel shall be calculated only once. Prodac reserves the right to adapt the fee to current costs.

If the Hotel should rent to minors/children guest rooms in which video films not authorized for children are accessible through the Prodac program to, the Hotel is obligated to block access in the relevant guest rooms.

The video channels may be partially or completely blocked by the video center for each guest room so that children cannot tune into the video program.

The films delivered by Prodac shall be broadcast in all guest rooms of the Hotel. The Hotel expressly guarantees that the programs shall not be broadcast beyond the boundaries of the Hotel grounds and shall not be made accessible to any recipient who is not a guest or user of the Hotel establishment. Specifically, the Hotel guarantees that the Prodac programs cannot be received in areas which are connected to the antenna network of the Hotel and do not belong to the Hotel.



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[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.
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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 3

The Hotel must likewise ensure that the video cassettes delivered to the Hotel cannot be used by third parties for purposes outside the scope of the agreement. The Hotel further ensures that it shall make its best efforts to protect the video cassettes against unauthorized use as well as unauthorized exploitation and/or commercial use.

If Prodac has evidence that the Hotel has delivered video cassettes, from the program delivered by Prodac, to a third party which is not contractually bound to Prodac, or that a third party associated with the Hotel has caused such a delivery, or that after expiration of the period of exploitation agreed to, a film is being used or has been further used in the Hotel, Prodac is entitled to demand a contractual penalty independent of monies owed in the amount of DM10,000.00 for each case of a breach of contract discovered or - if still possible in light of the time lapsed - to terminate the agreement without advance notice.

                          (S) 3 DURATION/TERMINATION

The agreement takes effect on the date signed. It ends on October 1, 2001, without requiring any special notice of termination from Novotel.

The parties shall meet 6 months before expiration of the agreement to discuss the conditions of extending or renewing the agreement.

Prodac is entitled to finance the entire delivery through a leasing agreement with Philips Mietsystem GmbH (hereinafter referred to as PMG) and likewise, to assign the rights from this operator agreement, in particular to transfer the sales from the pay TV operation to PMG by assignment.

The company Prodac is entitled to assign its rights from this agreement to third parties.

                                 (S) 4 COURSE

Prodac shall make available to the Hotel VHS program cassettes and/or scrambled total transfers of signals from cable broadcasting or direct satellite broadcast, which are intended exclusively for broadcast within the framework of the Hotel TV program.

The programs are copyright protected. Any use of the programs other than that specified is prohibited. The playback permit is restricted to the contractual broadcast of the programs in the Hotel. The company Prodac expressly ensures that it owns the rights in the programs offered for the use according to the contract and that the Hotel can incur no obligations and costs from the claims of any third parties. Prodac exempts the Hotel from copyright claims of third parties. Prodac shall provide the Hotel, upon request of the same, evidence of the licensing of the rights through appropriate declarations of the licensors.

Any GEMA [German music rights organization] fees for the broadcasts of the feature film videos with background music in the Hotel are handled by Prodac. The contractual and payment agreement must in any event be concluded directly between GEMA and Prodac.
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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 4

                           (S) 5 RETENTION OF TITLE

The Hotel acquires no ownership rights in the components provided by Prodac. The Hotel pledges to inform Prodac immediately of any infringements on Prodac's title.

                               (S) 6 EXCLUSIVITY

During the period of this agreement, the Hotel shall offer no other commercial programs which are in direct competition with the pay-TV system.

                                (S) 7 OPERATION

For the video center, the Hotel makes available an area which is lockable, dustfree, and cool so that trouble-free continuous operation may be guaranteed. Likewise, a 220 volt connection and an antenna connection must be provided in this area and must be built in.

The feed of the pay programs into the existing antenna system is carried out by Prodac. A prerequisite for the operation of the Prodac system is a properly functioning master antenna television system according to the current postal stipulations and in particular a problem-free HF network.

Any necessary repairs or modifications to the antenna system shall be indicated to the Hotel by Prodac and performed according to agreement or upon request of the Hotel at the expense of the Hotel.

The Hotel guarantees problem-free reception of all television channels in all guest rooms. It is agreed that employees of Prodac shall be provided, for the duration of the installation and any repairs under contract with the Hotel, with free lodging, parking, service telephone calls, and meals.

For the financing and maintenance of the video communications system, a permanent pay-TV operation is essential. The pay-TV operation is taken over when the full delivery by Prodac is complete.

Measures which completely or partially disrupt the operation of the system must be reported in a timely manner to Prodac (e.g., renovation measures in the Hotel). The Hotel is obligated to check the daily billing and to inform Prodac immediately in writing by fax in the event of malfunctions of a technical nature.

The Hotel pledges to offer the program delivered by Prodac according to the Prodac program schedule and according to (S) 2, and to change the film cassettes according to the program schedule. Any defects in the quality of the feature film programs must be reported immediately to Prodac so that a replacement can be delivered immediately. Moreover, the Hotel shall display the information material provided by Prodac in reference to the Hotel video program in each room, and shall change it on a monthly basis. If, after installation of the system, the Hotel acquires new additional channels, pay-TV operation undisrupted by this is the responsibility of the Hotel.
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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 5

                               (S) 8 MAINTENANCE

Prodac is responsible for the maintenance and repair of the Prodac system. The systems shall be maintained or cleaned and overhauled at periodic intervals. Various activities for this may even take place in the Hotel.

The Hotel shall enable the service technicians to carry out the replacement and cleaning of the systems and provide Prodac employees lodging, parking, service telephone calls, and meals free of charge for the duration of the work, per agreement with the Hotel.

At the time of commissioning of the system, the Hotel shall receive instructions from Prodac. They must be followed in the event of malfunctions. If it is impossible to remedy the malfunction, the Hotel must contact Prodac without delay for elimination of the malfunction. Prodac shall then take care of repairs or replacement.

Maintenance and repair work on the system are free of charge to the Hotel. Service and maintenance costs for the TV sets as well as the remote controls are the responsibility of the Hotel.

Prodac shall also equip all replacement TV sets located within the Hotel with a fee recording unit at no charge.

If, during the period of the agreement, TV sets are replaced by the Hotel or new sets purchased, compatibility of the boards must be taken into account. Deviations from the existing TV sets must be agreed to with Prodac.

The Prodac system shall be monitored for optimization of trouble-free operation by Prodac by means of remote data transmission. For this, the Hotel shall provide at no charge a separate telephone connection or a direct-access exchange for free access, either of which must be located in the same room as the video rack.

                                (S) 9 INSURANCE

The equipment provided by Prodac as well as the films to be provided are insured by Prodac.

However, this insurance does not cover the following occurrences of damage:

-    Damage caused intentionally or by gross negligence

-    Damage for which compensation may be claimed from liability insurance

-    Water vapor or acid vapor which result from the nature of the operation

-    Earthquakes

-    Nuclear energy

-    Incidents of war of any nature, civil war or internal unrest.
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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 6

                   (S) 10 SETTLEMENT OF ACCOUNTS WITH PRODAC

Settlement of accounts with Prodac begins upon commissioning of the system. As noted on the printed pay-TV documents, billing is handled in the name of and to the account of Prodac.

The Hotel shall receive expense reimbursement (including the legal value-added tax) based on the following scale:

- up to 2.5 connections per room per month - [***]% of the actual net proceeds per the computer printout, and

- more than 2.5 connections per room per month - [***]% of the actual net proceeds per the computer printout, minus cancellations.

This expense reimbursement is paid to the Hotel for the following activities:
-    Handling of collections for Prodac
-    Handling of the daily and monthly accounting
-    Checking the error listing and archiving the service reports
- Handling of minor service tasks such as replacement of the video player, replacement of the modulator, and changing the color tape with telephone instruction from Prodac.

If the settlement procedure is handled by direct bank debit authorization, the commission rate is increased by 2%.

Only those cancellations for which Prodac is clearly responsible may be deducted. These cancellations must be documented to Prodac, i.e., justified in detail. Any cancellations must be reported to Prodac for verification by the 10th of the month for the preceding month. For this, the printed pay-TV receipt as well as cancellation report completely filled in by the guest are essential.

Prodac shall pay the valid VAT from the gross proceeds obtained from the guest to the tax office in Cologne. Prodac must receive 100% of the pay-TV proceeds as well as the filled-out settlement form no later than the 10th of the month. The Hotel shall immediately be sent a credit notice in the amount of the expense reimbursement. The expense reimbursement shall be transferred to the following bank account:

Owner of the account         ...............................
(Name and address)           ...............................
                             ...............................

Credit institution:          ...............................
(Name and address)           ...............................
                             ...............................

Account number:              ...............................

Bank wire number             ...............................


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[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                         Page 7

This payment transaction must be handled in this manner for tax purposes. It is hereby agreed that the Hotel shall withhold no other sums or make offsets.

                             (S) 11 COMPUTER LINK

Prodac makes the interface connection to the hotel computer. Any software and/or hardware changes or expansions of the hotel computer are at the expense of the Hotel.
The basis for the interface link is the Prodac interface protocol. If a connection is impossible due to external control (Hotel electronic data processing), Prodac can provide no warranty for this. In the event of a time delay due to the interface link, pay-TV operation must not be affected.

                            (S) 12 FINAL PROVISIONS

Unless otherwise indicated in this agreement, the provisions of the law also apply (in particular (S) 598 ff of the BGB [German Civil Code]). If a provision of this agreement is legally inoperable, the entire agreement shall not become void. The provision in question is replaced by the legally valid arrangement which most nearly approaches the desired economic effect.

The legal venue for possible disputes arising from this agreement is agreed to be Cologne, to the extent legally permissible.

Dusseldorf, October 10, 1996             Cologne, October 10, 1
 ............................             Prodac GmbH
/s/ J. Klein                             /s/ Heinz Wirt

J. KLEIN                                 HEINZ WIRT
- Printed Name -                         - Printed Name -

NOVOTEL Hotel-Betriebs GmbH              Prodac
Ungsteinerstrasse 33                     Prozessdatentechnik GmbH
81539 Munich                             - Electronic Systems -
- Company stamp -                        Max-Planck-Strasse 38, 50858 Cologne
                                         - Company stamp -
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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 8

          DIRECT BANK DEBIT AUTHORIZATION FOR THE OPERATOR AGREEMENT

              FOR DEBITING OF PAYMENTS BY MEANS OF DEBIT NOTICES

The company Prodac Prozessdatentechnik GmbH of Cologne hereby revocably authorizes, as of the date the agreement takes effect, the taking of debits when payable (10th of the month) based on the pay TV operation of the following party to the agreement from the current account indicated below.

If the account does not have the necessary funds, the institution handling the account has no obligation for payment. Partial payments are not made in the direct debit procedure.



Owner of the account         ...............................
(Name and address)           ...............................
                             ...............................

Credit institution:          ...............................
(Name and address)           ...............................
                             ...............................

Account number:              ...............................

Bank code:                   ...............................




Place, Date:                 ...............................





Legally authorized signature ...............................
and company stamp
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FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY                          Page 9

ANNEX TO THE FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY

Location                                            Number of rooms
--------                                            ---------------
                           [***]

This Annex is an integral part of the agreement.



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[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

           ANNEX TO THE FRAMEWORK OPERATOR AGREEMENT NOVOTEL GERMANY


between                      Novotel Hotelbetriebs GmbH
                             Ungsteinerstrasse 33
                             81539 Munich

for                          all Novotels in Germany
                             pursuant to Annex

                             hereinafter referred to as "Hotel"

and                          Prodac GmbH
                             Max-Planck-Strasse 38
                             50858 Cologne

Prodac shall initially equip the Cologne-West Novotel with games by mid-1997 as a test hotel to gather information concerning the mutual advantage. The number of game devices, the mode of accounting, the handling of the game devices in the Hotel, and the sharing of the proceeds from this test shall be mutually agreed to with Novotel by the end of 1996. The test period shall be 4 months.

The information gained from the test shall be the basis of further action which Prodac shall coordinate with Novotel.

Novotel shall permit Prodac to show Novotel-specific advertising via the TV sets in all hotels included in this agreement. Novotel shall receive no share of the advertising proceeds. The two parties shall agree on the concept by the end of 1996.

This Annex to the Agreement does not affect the other contractual agreements.


Dusseldorf, October 10, 1996                Cologne, October 10, 1996
 ............................                Prodac GmbH
/s/ J. Klein                                /s/ Heinz Wirt

J. KLEIN                                    HEINZ WIRT
- Printed Name -                            - Printed Name -

NOVOTEL Deutschland GmbH                    Prodac
Ungsteinerstrasse 33                         Prozessdatentechnik GmbH
81539 Munich                                - Electronic Systems -
- Company stamp -                           Max-Planck-Strasse 38, 50858 Cologne
                                            - Company stamp -